UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

MFRI, INC.
(exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18370 (Commission File Number)	36-3922969 (IRS Employer Identification No.)

7720 North Lehigh Avenue, Niles, Illinois 60714
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 5, 2012, the Board of Directors of MFRI, Inc. ("Company") adopted a Deferred Stock Purchase Plan ("Plan"), pursuant to which (i) each non-employee director ("Director") of the Company may elect to receive deferred awards of the Company's common stock, $0.01 par value per share ("Common Stock"), in lieu of some or all of his or her annual cash retainer; and (ii) the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, certain Company executive officers, and divisional presidents of the Company (each, an "Officer"), including Officers who are members of the Board, may elect to receive deferred awards of Common Stock in lieu of a portion of his or her annual cash incentive compensation (if any) for a given year, up to 50% of such compensation. Awards under the Plan are valued at the fair market value of the Common Stock on the date of grant and are fully vested on the date of the award. The Director or Officer is entitled to receive the shares of Common Stock represented by his or her deferred award upon his or her separation of service from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2012	MFRI, INC. (Registrant) By: /s/ Michael D. Bennett
Michael D. Bennett
Vice President, Secretary and Treasurer